UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2020

Date of Report

(Date of earliest event reported)

TOFUTTI BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
(Address of principal executive offices and zip code)

(908)272-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TOFB	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01	OTHER EVENTS

Filing of Form 10-Q

We are unable to file our Quarterly Report on Form 10-Q for the thirteen weeks ended March 28, 2020, or the First Quarter 2020 10-Q, on the due date because of the impact of the COVID-19 pandemic, which has adversely impacted and continues to adversely impact our ability to complete our filing on a timely basis. We have a small accounting staff and historically have provided our auditors with full access to work papers and related information. The limitations arising from our auditor’s personnel working remotely and the requirements of “social distancing” have delayed the preparation and review of the First Quarter 2020 10-Q beyond its due date.

Accordingly, we are relying upon the order issued by the Securities and Exchange Commission on March 25, 2020 pursuant to Section 36 (Release No. 34-88465) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), extending the time (the “Extended Extension Period”) in which certain reports required to be filed pursuant to the Exchange Act are filed, and we are furnishing this Form 8-K as required pursuant to such order. We expect to file our First Quarter 2020 10-Q by the end of the Extended Extension Period, if not earlier.

You should carefully consider the risk factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 28, 2019, including the risk factor captioned “Our business and results of operations may be negatively impacted by the spread of COVID-19” and the discussion relating to the impact of COVID-19 on our operations in Part I Item 7.” Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2020	TOFUTTI BRANDS INC.
(Registrant)

	By:	/s/ Steven Kass
Steven Kass
Chief Financial Officer